Exhibit - 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36743) pertaining to the 1997 Long-term Incentive Plan of Milacron Inc. (Milacron) for the registration of 2,400,000 shares of its common stock, of our report dated February 8, 2001, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) of Milacron Inc. for the year ended December 31, 2000.

/s/ Ernst & Young LLP

Cincinnati, Ohio
September 5, 2001